UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2011
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	001-34037 (Commission File Number)	75-2379388 (IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana (Address of principal executive offices)	70130 (Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers
     (e) On May 20, 2011, the stockholders of Superior Energy Services, Inc. (the “Company”) approved the 2011 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to increase stockholder value and to advance the interests of the Company and its subsidiaries by furnishing stock-based economic incentives designed to attract, retain, reward and motivate officers, directors, employees, consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and our stockholders.
     The Compensation Committee (or a subcommittee) will generally administer the Plan, and has the authority to make awards under the Plan, including setting the terms of the awards. Our Compensation Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for proper administration of the Plan.
     The types of awards that may be granted under the Plan include stock options, restricted stock, restricted stock units, stock appreciation rights and other stock-based awards. The maximum number of shares of our common stock with respect to which awards may be granted under the Plan is 2,900,000. No individual may receive in any fiscal year awards under the Plan, whether payable in cash or shares, that relate to more than 1,000,000 shares of our common stock. Further, the maximum value of an “other stock-based award” that is valued in dollars and that is scheduled to be paid out to a participant in any calendar year is $10,000,000.
     The Plan may be amended or terminated at any time by the Company’s Board of Directors (the “Board”), subject to the requirement that certain amendments may not be made without stockholder approval. In addition, no amendment may materially impair an award previously granted without the consent of the recipient. Unless terminated sooner, no awards will be made under the Plan after May 20, 2021.
     For further information regarding the Plan, see the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 15, 2011. The information included herein relating to the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is filed as Exhibit 10.1 to this Current Report.

Item 5.07	Submission of Matters to a Vote of Security Holders
     The annual meeting of shareholders (the “Annual Meeting”) of the Company was held on May 20, 2011. As of the record date, the Company had 79,317,960 shares of common stock outstanding, each of which was entitled to one vote at the Annual Meeting. The Company’s stockholders voted on the following five proposals at the Annual Meeting, casting their votes as described below.
     Proposal 1 — Election of Directors. Each of the individuals listed below was elected at the Annual Meeting to serve a one-year term on the Board.

Nominee	Votes For	Votes Withheld	Broker Non-votes
Harold J. Bouillion	54,390,712	13,025,994	4,533,346
Enoch L. Dawkins	57,307,372	10,109,334	4,533,346
David D. Dunlap	64,752,481	2,664,225	4,533,346
James M. Funk	63,600,259	3,816,447	4,533,346
Terence E. Hall	63,517,702	3,899,004	4,533,346
Ernest E. Howard, III	61,628,684	5,788,022	4,533,346
Justin L. Sullivan	62,409,549	5,007,157	4,533,346

     Proposal 2 — Advisory Say-on-Pay Vote. Proposal 2 was an advisory vote on executive compensation as disclosed in the proxy materials for the Annual Meeting. This advisory vote was not approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
26,405,041	40,918,268	66,865	4,559,878
     Proposal 3 — Advisory Say-on-Pay Frequency Vote. Proposal 3 was an advisory vote on how frequently the Company should hold an advisory vote on executive compensation.

1 year	2 years	3 years	Abstentions	Broker Non-votes
61,256,559	254,411	5,804,908	74,296	4,559,878
     Based on these results and consistent with the Board’s previous recommendation, the Board has determined that the Company will hold an advisory say-on-pay stockholder vote every year until the next required vote on the frequency of the stockholder vote on the compensation of executives. The Company is required to hold such a vote on frequency every six years.
     Proposal 4 — Ratification of Retention of Auditors. Proposal 4 was a proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. This proposal was approved.

Votes For	Votes Against	Abstentions
70,260,260	1,670,598	19,194
     Proposal 5 — Approval of the 2011 Stock Incentive Plan. Proposal 5 was a proposal to approve the adoption of the 2011 Stock Incentive Plan. This proposal was approved.

Votes For	Votes Against	Abstentions	Broker Non-votes
53,563,468	13,756,829	69,877	4,559,878

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
     The Exhibit included as part of this Current report is listed in the attached Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/William B. Masters
William B. Masters
General Counsel

Dated: May 25, 2011

Superior Energy Services, Inc.
Exhibit Index

Exhibit
Number
10.1	Superior Energy Services, Inc. 2011 Stock Incentive Plan